UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 9, 2004
Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California (State of incorporation)	000-30755 (Commission file number)	77-0441625 (I.R.S. Employer Identification No.)

904 Caribbean Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)

(408) 541-4191
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On November 9, 2004, the Company entered into an agreement with a financial lending institution for a revolving line of credit totaling $4.0 million of which up to $2.0 million may be used for letters of credit, which is collateralized by the Company’s accounts receivables and bears an annual interest rate equal to the lender’s prime rate. The line of credit contains a financial covenant that requires the Company to maintain at least a $5.0 million balance in investments with the lender and a minimum of $25.0 million in unrestricted cash in total. The line of credit expires in November 9, 2006, at which time any outstanding balance on the line of credit will be due.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID
Date: November 22, 2004	By:	/s/ JOHN R. SLUIS
		Name:	John R. Sluis
		Title:	Chief Financial Officer